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                                                                                                                         Exhibit 20g

Metris Receivables, Inc.                                  Metris Master Trust                                         Monthly Report
Securityholders' Statement                                  Series 2004-2                                                   Aug-2005
                                                                                                      Excess
Section 5.2                                            Class A         Class M       Class B        Collateral            Total
(i) Security Amount                                335,800,000.00   75,400,000.00  83,000,000.00   260,516,000.00    754,716,000.00
(ii) Security Principal Distributed                          0.00            0.00           0.00             0.00              0.00
(iii) Security Interest Distributed*                 1,016,933.18      242,917.90     286,124.10       714,429.23      2,260,404.41
      Security Interest Distributed based
       on $1,000 per Security                           3.0283894       3.2217228      3.4472783        4.5045979        14.2019885
(iv) Principal Collections                          24,206,152.41    5,435,211.11   5,983,057.33    18,779,303.16     54,403,724.01
(v) Finance Charge Collections                       7,701,097.94    1,729,192.35   1,903,487.59     5,974,565.96     17,308,343.85
    Recoveries                                         303,030.89       68,042.08      74,900.43       235,093.49        681,066.88
    Pre-Funding Account/Funding Period
      Reserve Investment Earnings                            0.00            0.00           0.00             0.00              0.00
    Accumulation Period Reserve Account
      Investment Earnings                                    0.00            0.00           0.00             0.00              0.00
     Total Finance Charge Collections                8,004,128.83    1,797,234.43   1,978,388.02     6,209,659.45     17,989,410.73
                Total Collections                   32,210,281.24    7,232,445.54   7,961,445.35    24,988,962.61     72,393,134.74
(vi) Aggregate Amount of Principal Receivables                 --              --             --               --  5,497,643,642.71
     Invested Amount (End of Month)                335,800,000.00   75,400,000.00  83,000,000.00   260,516,000.00    754,716,000.00
     Floating Allocation Percentage                     6.1080714%      1.3714967%     1.5097377%       4.7386847%       13.7279906%
     Fixed/Floating Allocation Percentage               6.1080714%      1.3714967%     1.5097377%       4.7386847%       13.7279906%
     Invested Amount (Beginning of Month)          335,800,000.00   75,400,000.00  83,000,000.00   260,516,000.00    754,716,000.00
     Average Daily Invested Amount                             --              --             --               --    754,716,000.00
(vii) Receivable Delinquencies (As a % of
        Total Receivables)                                     --              --             --               --                --
      Current                                                  --              --             --            87.60% 5,061,403,148.68
      30 Days to 59 Days
        (1 to 29 Days Contractually Delinquent)                --              --             --             4.48%   258,933,914.66
      60 Days to 89 Days
        (30 to 59 Days Contractually Delinquent)               --              --             --             2.32%   133,800,130.51
      90 Days and Over
        (60+ Days Contractually Delinquent)                    --              --             --             5.60%   323,627,738.73
                  Total Receivables                            --              --             --           100.00% 5,777,764,932.58
(viii) Aggregate Investor Default Amount                       --              --             --               --      8,765,438.44
       As a % of Average Daily Invested Amount                 --              --             --               --                --
       (Annualized based on 365 days/year)                     --              --             --               --             13.67%
(ix) Charge-Offs                                                0               0              0                0              0.00
(x) Servicing Fee                                              --              --             --               --      1,281,983.34
(xi) Unreimbursed Redirected Principal
      Collections                                              --              --             --               --              0.00
(xii) Excess Funding Account Balance                           --              --             --               --              0.00
(xiii) New Accounts Added                                      --              --             --               --                 0
(xiv) Average Gross Portfolio Yield                            --              --             --               --             28.06%
      Average Net Portfolio Yield                              --              --             --               --             14.39%
(xv) Minimum Base Rate                                         --              --             --               --              6.07%
     Excess Spread                                             --              --             --               --              8.32%
(xvi) Principal Funding Account Balance                        --              --             --               --              0.00
(xvii) Accumulation Shortfall                                  --              --             --               --              0.00
(xviii) Scheduled date for the commencement
         of the Accumulation Period                            --              --             --               --         June_2006
        Accumulation Period Length                             --              --             --               --               N/A
(xix) Principal Funding Account Investment
        Proceeds Deposit                                       --              --             --               --              0.00
      Required Reserve Account Amount                          --              --             --               --      2,471,000.00
      Available Reserve Account Amount                         --              --             --               --              0.00
      Covered Amount                                           --              --             --               --              0.00
(xx) Aggregate Interest Rate Caps Notional Amount              --              --             --               --    600,000,000.00
     Deposit to the Caps Proceeds Account                      --              --             --               --              0.00
(xxi) Net Excess Spread Trigger Event Occurrence               --              --             --               --                No
   Invested Amount                                             --              --             --               --    754,716,000.00
   Current One Month Excess Spread (%)                         --              --             --               --              8.32%
   Current Three Month Average Excess Spread (%)               --              --             --               --              7.44%
   Note Reserve (%)                                            --              --             --               --              0.00%
   Note Reserve Maximum as of 9/16/05 ($)                      --              --             --               --                 0
    Note Reserve A/C, Beginning Balance, 8/01/05               --              --             --               --                 0
    Current Month Deposits                                     --              --             --               --                 0
    Current Month Releases                                     --              --             --               --                 0
   Note Reserve Account, Ending Balance, 8/31/05               --              --             --               --                 0
    Class D Reserve Maximum ($)                                --              --             --               --        10,137,600
    Class D Reserve A/C, Beginning Balance, 8/01/05            --              --             --               --         9,902,640
    Current Month Deposits                                     --              --             --               --           234,960
    Current Month Releases                                     --              --             --               --              0.00
   Class D Reserve Account, Ending Balance, 8/31/05            --              --             --               --        10,137,600

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*Effective January 26, 2005, Class D Securities were issued out of the Excess
Collateral of 2004-2. The interest due to these class D investors has been added to the Excess Collateral Security Interest Distributed.